Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

I, Ryan M. Gwillim, Chief Financial Officer of Brunswick Corporation, certify that: (i) Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (ii) the information contained in Brunswick Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2025 fairly presents, in all material respects, the financial condition and results of operations of Brunswick Corporation.

BRUNSWICK CORPORATION
April 30, 2025	By:	/s/ RYAN M. GWILLIM
Ryan M. Gwillim
Executive Vice President and Chief Financial and Strategy Officer